Exhibit 10.5

EXECUTION VERSION

WAIVER AND THIRD AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of August 24, 2018 (this “Waiver and Third Amendment”), is made and entered into by and among HYDROFARM HOLDINGS LLC, a Delaware limited liability company (“Holdings”), HYDROFARM, LLC, a California limited liability company (“Hydrofarm”), EHH HOLDINGS, LLC, a Delaware limited liability company (“EHH”), and SUNBLASTER LLC, a Delaware limited liability company (“SunBlaster” and together with Hydrofarm and EHH, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”), HYDROFARM CANADA, LLC, a Delaware limited liability company (“Hydrofarm Canada”), GS DISTRIBUTION INC., a British Columbia company (“GSD”), EDDI’S WHOLESALE GARDEN SUPPLIES LTD., a British Columbia company (“Eddi”)) and SUNBLASTER HOLDINGS ULC, a British Columbia unlimited liability company (“Sunblaster Canada”; together with GSD and Eddi, each, a “Canadian Borrower” and collectively, the “Canadian Borrowers”; and together with U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers” and together with Holdings and Hydrofarm Canada, each an “Obligor” and collectively the “Obligors”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, “Agent”) for the financial institutions from time to time party to the Loan Agreement described below (collectively, the “Lenders” and each individually a “Lender”) and the Lenders signatory hereto.

R E C I T A L S

WHEREAS, the Obligors, Agent, and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of November 8, 2017 (as has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which, among other things, Lenders agreed, subject to the terms and conditions set forth in the Loan Agreement, to make certain loans and other financial accommodations to Borrowers.

WHEREAS, Holdings, Hydrofarm Canada, and Agent are parties to that certain Amended and Restated Guaranty, dated as of November 8, 2017 (as has been or may be amended, restated, supplemented or others modified from time to time, the “Guaranty”), pursuant to which Holdings and Hydrofarm Canada unconditionally guaranteed Borrowers’ prompt and full performance of their Obligations under the Loan Agreement and the other Loan Documents.

WHEREAS, the Obligors, Agent and Lenders are parties to that certain Forbearance Agreement and First Amendment to Amended and Restated Loan and Security Agreement, dated as of May 18, 2018 (the “Forbearance Agreement”), that certain First Amendment to Forbearance Agreement and Second Amendment to Amended and Restated Loan and Security Agreement (the “First Forbearance Amendment”) dated as of July 16, 2018, that certain Second Amendment to Forbearance Agreement dated as of August 15, 2018 (the “Second Forbearance Amendment”) and that certain Third Amendment to the Forbearance Agreement dated as of August 22, 2018 (the “Third Forbearance Amendment” and together with the Forbearance Agreement, the First Forbearance Amendment and the Second Forbearance Amendment, the “Forbearance Agreements”) pursuant to which, among other things, Lenders agreed, subject to the terms and conditions set forth in the Forbearance Agreements, to temporarily forbear from exercising their rights and remedies under the Loan Documents arising as a result of the Specified Defaults identified therein.

WHEREAS, as of the date hereof, the Events of Default identified on Schedule I hereto (collectively, the “Specified Defaults”) have occurred and are continuing.

WHEREAS, the Obligors have requested that the Lenders and the Agent (i) waive the Specified Defaults, and (ii) amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.            Definitions. As used herein, the following terms shall have the respective meanings set forth below:

Book Cash: shall mean the amount of unrestricted cash on deposit in the Borrowers’ bank accounts located in the United States and/or Canada, as applicable, that are subject to a control agreement to the extent required under Section 8.2(d) of the Loan Agreement, at 5:00 p.m. (Eastern Time) on any date of determination less (i) all checks that have been written or otherwise distributed but not yet cashed as of such date of determination and (ii) all automated clearing house transfers that have been initiated by the depository bank and not funded by the Borrowers, provided, that the amount of such cash shall have been reconciled to the books and records (including bank statements) of the Borrowers in a manner reasonably acceptable to the Agent.

Financial Advisor: shall mean Carl Marks & Co., Inc., or such other third-party financial advisor satisfactory to Agent and retained by the Obligors on terms acceptable to Agent.

Unless otherwise defined above or elsewhere in this Waiver and Third Amendment, each capitalized term used herein shall have the meaning ascribed thereto in the Loan Agreement.

SECTION 2.            Acknowledgment of Defaults and Rights and Remedies.

(a)      Each Obligor acknowledges and agrees that as of the Business Day immediately preceding the Waiver and Third Amendment Effective Date, the aggregate principal balance of the outstanding Obligations, including the outstanding LC Obligations, under the Loan Agreement is at least $26,936,885.28. The foregoing amount does not include interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Loan Agreement and the other Loan Documents.

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(b)      Each Obligor acknowledges and agrees that (i) each of the Specified Defaults constitutes an Event of Default that has occurred and is continuing as of the date hereof, (ii) none of the Specified Defaults has been cured as of the date hereof, and (iii) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof. Prior to the effectiveness of this Waiver and Third Amendment, each of the Specified Defaults permits the Lenders to, among other things, (i) terminate its commitment to extend any Loan or provide other financial accommodations under the Loan Agreement or other Loan Documents, (ii) charge default interest pursuant to Section 3.1 of the Loan Agreement (the “Default Rate”) with respect to any and all of the Obligations effective from and after September 30, 2017, the date of the first Current Default to occur, on a retroactive basis, (iii) commence any legal or other action to collect any or all of the Obligations from Obligors, and/or any Collateral, (iv) foreclose or otherwise realize on any or all of the Collateral and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (v) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement, the other Loan Documents or applicable law.

SECTION 3.           Limited Waiver. Subject to the terms and conditions set forth herein, and reliance upon the representations and warranties of the Obligors, the Agent and the Lenders hereby waive the Specified Defaults. Nothing in this Waiver and Third Amendment shall be construed to (i) constitute a waiver with respect to any other default or non-compliance by the Obligors with respect to the Loan Documents; or (ii) impair any right or remedy that the Agent or Lenders may now have or may have in the future under or in connection with any default or non-compliance under any Loan Document other than the Specified Defaults.

SECTION 4.            Additional Agreements. The parties hereto hereby agree to comply with the following terms, conditions and covenants.

(a)      Financial Advisor. Until the Obligors have complied with Section 4(c) herein, the Obligors shall continue to retain the Financial Advisor.

(b)      13-Week Forecast. The Obligors shall deliver to the Agent no later than September 15, 2018, a thirteen (13)-week cash forecast prepared by the Financial Advisor in a form and substance acceptable to Agent. The report at a minimum will include: (i) variance reporting, comparing actual amounts to forecasted amounts; (ii) cash receipts; (iii) expenditures detailed category; (iv) ending Book Cash; and (v) the value of the Eligible Accounts and the Eligible Inventory as reflected on the Borrowing Base Reports delivered to the Agent pursuant to Section 8.1 of the Loan Agreement. Beginning September 15, 2018, the Obligors shall deliver to the Agent, as soon as available, but in any event no later than the Wednesday following the end of each week, a thirteen (13)-week cash forecast prepared by the Financial Advisor in a form and substance acceptable to Agent reflecting variance reporting, comparing actual amounts to forecasted amounts.

(c)      Chief Restructuring Officer. No later than September 21, 2018, Obligors shall retain a chief restructuring officer acceptable, and on terms and conditions acceptable, to the Agent and Lenders in their reasonable discretion.

(d)      Term Lender Reports. Obligors shall simultaneously deliver to Agent any report delivered to any Term Loan Lender or the Term Loan Agent by any Obligor or representative of any Obligor.

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(e)      Equity Financing. On the Waiver and Third Amendment Effective Date, (the “First Equity Financing Deadline”), (i) Hydrofarm Holdings Group, Inc., a Delaware Corporation (“Holdings Group”), is conducting a private offering of up to $50,000,000 of securities of Holdings Group (the “Holdings Group Equity Raise”), and (ii) Hydrofarm Investment Corp., a Delaware corporation (“HIC”), is conducting a concurrent private offering of a minimum of $15,000,000 from existing investors of securities of HIC (the “HIC Concurrent Investment,” and together with the Holding Group Equity Raise, the “Private Placements”), with the HIC Concurrent Investment being a closing condition to the Holding Group Equity Raise. At the initial closing of the Holdings Group Equity Raise, HIC will merge with a wholly-owned subsidiary of Holding Group, with HIC surviving as a wholly-owned subsidiary of Holdings Group (the “Merger”). As a result of the Merger, each of the Obligors will become an indirect, wholly- owned subsidiary of Holdings Group. The proceeds of the HIC Concurrent Investment and the initial closing of the Holdings Group Equity Raise will be not less than $21,000,000, exclusive of (i) all fees and expenses related to the HIC Concurrent Investment and (ii) payment of obligations on any Subordinated Debt in an amount not to exceed $2,000,000. $11,000,000 of such proceeds will be distributed to the Borrowers on the First Equity Financing Deadline and the remainder of such proceeds shall be distributed to the Borrowers no later than August 29, 2018 (the “Second Equity Financing Deadline”). Subject to the foregoing, the Agent and the Lenders hereby consent to the Private Placements and all transactions contemplated therewith, including, but not limited to, the termination of the management agreements among Holdings, the Sponsor and the Co-Investor.

(f)       Minimum Availability Covenant. From and after August 24, 2018, the Obligors shall not permit (A) the sum of (i) the U.S. Availability (as defined in the Loan Agreement), plus (ii) the aggregate amount of Book Cash and cash equivalents on hand of the Obligors that are located in a deposit account at Bank of America in the United States and which are subject to a perfected lien in favor of the Agent for the benefit of the Lenders to be less than $2,000,000; or (B) the sum of (i) the Global Availability (as defined in the Loan Agreement), plus (ii) the aggregate amount of Book Cash and cash equivalents on hand of the Obligors that are located in a deposit account at Bank of America in the United States and Canada and which are subject to a perfected lien in favor of the Agent for the benefit of the Lenders to be less than $4,000,000.

(g)      Amendment to Term Loan. Lenders and the Agent hereby consents to the entry by the Obligors into that certain Waiver and Amendment No. 3 to Credit Agreement, dated August 24, 2018, among the Term Loan Agent, each Term Loan Lender, and the Obligors, in the form attached hereto as Exhibit A (the “Term Loan Waiver and Amendment No. 3”).

(h)      Amendment Fee. An amendment fee in the amount of $100,000 (the “Waiver and Third Amendment Fee”) shall be fully earned by the Agent and the Lenders and non-refundable as of the Waiver and Third Amendment Effective Date, and shall be paid by the Obligors on the Waiver and Third Amendment Effective Date as a U.S. Base Rate Loan pursuant to Section 4.1(a)(ii) of the Loan Agreement.

SECTION 5.           Conditions Precedent. This Waiver and Third Amendment shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied as determined in the Agent’s sole discretion (the date of such effectiveness being herein called the “Waiver and Third Amendment Effective Date”):

(a)      the Agent shall have received an executed counterpart of this Waiver and Third Amendment duly executed by each of the Obligors and each of the Lenders;

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(b)       the Term Loan Agent and each Term Loan Lender shall have entered into the Term Loan Waiver and Amendment No. 3 and the Obligors shall have delivered a certified copy of such Term Loan Waiver and Amendment No. 3 to the Agent and each of the Lenders, and such Term Loan Waiver and Amendment No. 3 shall be in form and substance acceptable to the Agent;

(c)        all representations and warranties contained in this Waiver and Third Amendment shall be true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date;

(d)       no Default or Event of Default (other than the Specified Defaults) shall have occurred and be continuing under the Loan Agreement or any of the other Loan Documents;

(e)        the Obligors shall have paid all costs and expenses of the Agent (including legal fees and expenses) for which summary invoices have then been delivered to Obligors (which delivery of such summary invoices shall not constitute or result in a waiver of any right or privilege);

(f)        the Agent shall have received revised Schedules 8.5, 9.14, 10.2.1 to the Loan Agreement;

(g)       the Obligors shall have used the net proceeds of the Equity Financing in an amount not less than $21,000,000 to pay down the Revolving Loan Obligations of the Obligors; and

(h)       the Agent shall have received a closing certificate executed by a Senior Officer of the Borrower Agent, certifying that the conditions set forth in this Section 5 have been satisfied.

SECTION 6.              Amendments to Loan Agreement.

(a)        Effective as of the Waiver and Third Amendment Effective Date, the following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

Applicable Margin: the margin set forth below, as determined by the Average Global Availability for the last Fiscal Quarter:

	Average	Canadian Prime Rate	Canadian BA Rate
Level	Global	Revolver Loans, Canadian	Revolver Loans,
	Availability As	Base Rate Revolver Loans	Canadian LIBOR
	a Percentage of	and U.S. Base Rate	Revolver Loans and
	Revolver	Revolver Loans	U.S. LIBOR Revolver
	Commitments		Loans

I	> $33,600,000	1.25%	2.00%

II	> $13,200,000	1.50%	2.25%
	and
	< $33,600,000

III	< $13,200,000	1.75%	2.50%

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The Applicable Margin shall be at Level III through December 31, 2018. Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end based upon Average Global Availability for the Fiscal Quarter then ended. If Agent is unable to calculate Average Global Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Report when required hereunder, then, at the option of Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Canadian Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve with respect to Canadian Borrowers; (b) the Rent and Charges Reserve related to the locations of Canadian Borrowers; (c) the Canadian Bank Product Reserve; (d) all accrued Royalties, then due and payable by Canadian Borrowers; (e) the aggregate amount of liabilities secured by Liens upon the ABL Priority Collateral of Canadian Borrowers that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Dilution Reserve applicable to the Accounts of Canadian Borrowers; (g) the Canadian Priority Payables Reserve; (h) until the earlier of (x) December 31, 2019 or (y) the date on which Borrowers request that the financial covenant under Section 10.3(b) be tested, a reserve equal to all accounts payable of Canadian Borrowers which are more than 90 days past due, excluding any such past due accounts payable to be paid in accordance with a contractual payment schedule with a vendor so long as the Canadian Borrowers comply with such payment schedule; and (i) such additional reserves, in such amounts and with respect to such matters related to Canadian Obligors, as Agent in its Permitted Discretion may elect to impose from time to time.

Canadian Borrowing Base: on any date of determination, the Dollar Equivalent amount equal to (1) the lesser of (a) (i) the aggregate Canadian Revolver Commitments, minus (ii) the Canadian Availability Reserve; or (b) the sum of (i) the Canadian Accounts Formula Amount, plus (ii) the Canadian Inventory Formula Amount, minus (iii) the Canadian Availability Reserve, minus (2) that portion of the Line/Collateral Reserve allocated to the Canadian Borrowing Base by the Agent.

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Canadian Inventory Formula Amount: the lesser of (i) up to 70% of the Value of Eligible Inventory of Canadian Borrowers, (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory of Canadian Borrowers or (iii) $7,000,000, minus the amount of the U.S. Inventory Formula that is in excess of $26,000,000.

EBITDA: for any period, determined on a consolidated basis for Holdings and its Subsidiaries, Consolidated Net Income for such measurement period, plus, (a) to the extent deducted from Consolidated Net Income for such period and without duplication:

(i)	Consolidated Interest Expense for such period,

(ii)	Consolidated Amortization Expense during such period,

(iii)	Consolidated Depreciation Expense during such period,

(iv)	Consolidated Tax Expenses paid or accrued during such period and, without duplication, the amount of any Tax Distributions made in cash during such period,

(v)	non-recurring fees and expenses paid in cash in connection with Existing Acquisition, this credit facility, the Loan Documents and the Term Loan Facility, in an aggregate amount (for all periods in the aggregate) not to exceed $6,000,000,

(vi)	any non-cash losses arising from the sale of capital assets during such period,

(vii)	extraordinary non-cash losses with respect to such period (other than with respect to the write-downs of Accounts or Inventory),

(viii)	the aggregate amount of management fees and reimbursement and indemnification payments accrued or paid to Sponsor or its Affiliates for such period prior to the Waiver and Third Amendment Effective Date, to the extent such payments are permitted to be paid or accrued pursuant to the terms hereof and of the Management Agreement;

(ix)	transaction fees, costs, and expenses incurred in connection with Permitted Acquisitions (whether or not consummated) in an aggregate amount not to exceed (x) $750,000 in any twelve-month period that includes the Closing Date Acquisition and the closing of this Agreement and (y) $500,000 in any twelve-month period that does not include the Closing Date Acquisition and the closing of this Agreement,

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(x)	to the extent actually reimbursed in cash from insurance proceeds, the amount of expenses for such period with respect to any business interruption,

(xi)	non-recurring costs and expenses incurred between the Initial Closing Date and the second anniversary thereof in connection with the integration and implementation of streamlining and efficiency strategies; provided, that, (i) the anticipated cost saving benefits of such costs and expenses are (x) reasonably identifiable, factually supportable and certified in writing by a Senior Officer of Borrower Agent, and (y) reasonably expected by Borrowers to be realized within 12 months following such operational initiative, and (ii) the aggregate amount of such costs and expenses do not exceed $2,500,000 (for all periods in the aggregate),

(xii)	other non-recurring fees and expenses approved by Agent in its Permitted Discretion so long as, and only to the extent that, such other non-recurring fees and expenses are similarly being added to “Consolidated EBITDA” under the Term Loan Facility pursuant to clause (a)(xii) of the definition of “Consolidated EBITDA” set forth in the Term Loan Facility,

(xiii)	fees, costs and expenses incurred solely in connection with the Revolving Loan Forbearance Agreements and the Term Loan Forbearance Agreements, including forbearance fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals, but excluding the cost of any audits, appraisals or examinations required under this Agreement,

(xiv)	fees, costs and expenses incurred solely in connection with this Waiver and Third Amendment and the Term Loan Waiver and Third Amendment, including amendment fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals, and

(xv)	the amount of business restructuring charges and fees, costs and expenses incurred between July 1, 2018 and December 31, 2019; provided, that such amount shall not exceed $4,750,000 in the aggregate, and minus, (b) to the extent included in Consolidated Net Income for such period and without duplication,

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(i)	any non-cash gains arising from the sale of capital assets during such period,

(ii)	any non-cash gains arising from the write-up of assets (other than with respect to Accounts or Inventory), and

(iii)	any non-cash extraordinary gains during such period.

Eligible Inventory: Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not work in process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any retention of title, conditional sale or similar arrangements nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person subject to any Sanction or on any specially designated nationals list maintained by OFAC or similar list maintained by the Government of Canada, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien, other than those permitted pursuant to Section 10.2(b) (iii), (iv), (vi), (vii) and (xi); (h) is within the continental United States or Canada, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not located on premises where the aggregate Value of all such Inventory located thereon is less than $100,000; (k) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; and (l) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established. Without limiting the foregoing, Inventory that has not been sold within twelve months of receipt thereof is not Eligible Inventory.

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Letter of Credit Subline: with respect to U.S. Borrowers, $3,000,000, and with respect to Canadian Borrowers, $1,000,000.

Management Agreements: The definition of Management Agreements shall be deleted in its entirety and all references to the Management Agreements contained herein shall be deleted. The deletion of the definition of Management Agreement shall not affect the payment or receipt of management fees accrued prior to the Waiver and Third Amendment Effective Date.

Revolver Termination Date: February 10, 2022; provided, however, that, if such date is not a Business Day, the Revolver Termination Date shall be the immediately preceding Business Day.

Specified Transaction Conditions: with respect to any Specified Transaction, both before and after giving pro forma effect to any such Specified Transaction, either of the following is true: (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) (A) Global Availability is at least equal to 20.0% of the Revolver Commitment for each of the 30 days preceding and as of the date of such Specified Transaction and (B) the Fixed Charge Coverage Ratio calculated both before and, on a Pro Forma Basis, after giving pro forma effect to such Specified Transaction is not less than 1.1 to 1.0, whether or not a Financial Covenant Trigger Period exists.

Unused Line Fee Rate: if the average daily Revolver Usage is (a) greater than 50% of the Revolving Commitment, a per annum rate equal to 0.375%, or (b) less than or equal to 50% of the Revolving Commitment, a per annum rate equal to 0.5%.

U.S. Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve with respect to U.S. Borrowers; (b) the Rent and Charges Reserve related to the locations of U.S. Borrowers; (c) the U.S. Bank Product Reserve; (d) all accrued Royalties, then due and payable by a U.S. Obligor; (e) the aggregate amount of liabilities secured by Liens upon the ABL Priority Collateral of U.S. Borrowers that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Dilution Reserve applicable to the Accounts of U.S. Borrowers; (g) until the earlier of (x) December 31, 2019 or (y) the date on which Borrowers request that the financial covenant under Section 10.3(b) be tested, a reserve equal to all accounts payable of U.S. Borrowers which are more than 90 days past due, excluding any such past due accounts payable to be paid in accordance with a contractual payment schedule with a vendor so long as the U.S. Borrowers comply with such payment schedule; and (h) such additional reserves, in such amounts and with respect to such matters related to U.S. Obligors, as Agent in its Permitted Discretion may elect to impose from time to time.

U.S. Borrowing Base: on any date of determination, an amount equal to (1) the lesser of (a) (i) the aggregate U.S. Revolver Commitments, minus (ii) Canadian Revolver Usage, minus (iii) the U.S. Availability Reserve, or (b) the sum of (i) the U.S. Accounts Formula Amount, plus (ii) the U.S. Inventory Formula Amount, plus (iii) the U.S. FILO Availability Amount, minus (iv) Canadian Revolver Usage; minus (v) the U.S. Availability Reserve, minus (2) that portion of the Line/Collateral Reserve allocated to the U.S. Borrowing Base by the Agent.

U.S. Inventory Formula Amount: the lesser of (i) up to 70% of the Value of Eligible Inventory of U.S. Borrowers, (ii) 85% of the NOLV Percentage of the Value of Eligible Inventory of U.S. Borrowers, or (iii) $26,000,000 or such greater amount, not to exceed $33,000,000, as determined by the U.S. Borrowers in the U.S. Borrowers’ Borrowing Base Reports.

(b)          Effective as of the Waiver and Third Amendment Effective Date, Section 1.1 of the Loan Agreement is hereby amended to add the following new definitions:

Equity Cure: for any period that any of the Obligors breach the financial covenants set forth in Section 10.3, a new cash equity contribution to the equity of the Obligors made within thirty (30) days of the financial statement date (without regard to the date the financial statement is actually delivered to Agent) reflecting the breach of any financial covenants set forth in Section 10.3 (“Financial Statement Date”), which new cash equity contribution shall be not less than $1,000,000, provided that, the Obligors have also satisfied or caused the satisfaction of the following conditions:

(a)       On or prior to the date of delivery of the applicable financial statement as otherwise required under Section 10.1 reflecting the breach of a financial covenant set forth in Section 10.3, Agent is notified in writing by Obligors whether in fact there will be an Equity Cure of such Default; and

(b)       the cash equity necessary to make the Equity Cure is funded to the Dominion Account within thirty (30) days of the Financial Statement Date (such thirty-day period being referred to herein as the “Cure Period”).

Line/Collateral Reserve: the aggregate amount of $1,000,000, which shall be allocated by Agent to either the U.S. Borrowing Base and/or the Canadian Borrowing Base.

Revolving Loan Forbearance Agreements : that certain Forbearance Agreement and First Amendment to Amended and Restated Loan and Security Agreement, dated as of May 18, 2018, by and among the Obligors, the Agent and the Lenders signatory thereto, that certain First Amendment to Forbearance Agreement and Second Amendment to Amended and Restated Loan and Security Agreement dated as of July 16, 2018, by and among the Obligors, the Agent and the Lenders signatory thereto, that certain Second Amendment to Forbearance Agreement dated as of August 15, 2018 by and among the Obligors and the Agent and the Lenders signatory thereto, and that certain Third Amendment to Forbearance Agreement dated as of August 22, 2018 by and among the Obligors, the Agent and the Lenders signatory thereto, each as has been or may be amended, restated, supplemented or otherwise modified from time to time.

Term Loan Forbearance Agreements: that certain Forbearance Agreement and Amendment, dated as of May 18, 2018 by and among the Obligors, the Term Loan Agent and each Term Loan Lender, that certain Amendment No. 1 to Forbearance Agreement dated as of July 16, 2018 by and among the Obligors, the Term Loan Agent and each Term Loan Lender, that certain Amendment No. 2 to Forbearance Agreement dated as of August 15, 2018 by and among the Obligors, the Term Loan Agent and each Term Loan Lender, and that certain Amendment No. 3 to Forbearance Agreement dated as of August 22, 2018 by and among the Obligors, the Term Loan Agent and each Term Loan Lender, each as has been or may be amended, restated, supplemented or otherwise modified from time to time.

(c)          Effective as of the Waiver and Third Amendment Effective Date, Section1.1  of the Loan Agreement is amended to delete the definition of “Cash Dominion Trigger Period” in its entirety.

(d)          Effective as of the Waiver and Third Amendment Effective Date, footnote 5 included on Schedule 1.1 of the Loan Agreement is amended and restated in its entirety as follows:

5 Canadian Revolver Commitment is a sublimit of the U.S. Revolver Commitment of Bank of America and is not in addition thereto. The Canadian Revolver Commitment is provided by Bank of America – Canada Branch. The Agent may increase the Canadian Revolver Commitment to $15,000,000 in its sole discretion subject to any amendments as may be necessary to the Intercreditor Agreement.

(e)          Effective as of the Waiver and Third Amendment Effective Date, clause (c) of Section 2.1 is hereby amended and restated in its entirety as follows:

(c)  Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (i) to pay Obligations in accordance with this Agreement; and (ii) for working capital purposes until otherwise consented to by Agent in writing. Borrowers shall not, directly or indirectly, use any Letter of Credit or Revolver Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Revolver Loan proceeds to any Subsidiary, joint venture partner or other Person, (x) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Revolver Loan, is the subject of any Sanction; (y) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in a transaction); or (z) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada) or similar Applicable Law in any jurisdiction.

(f)          Effective as of the Waiver and Third Amendment Effective Date, Section 2.1 is hereby amended to add the following clause (g):

(g) Increase in Revolver Commitments. Borrowers may request a one-time increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in the amount of $10,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee specified by Borrowers, and (b) such increase is permitted under the terms of the Intercreditor Agreement. Agent shall promptly notify Lenders of the requested increase and, within 10 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder. Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers' increase request. Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments. On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent as necessary, in accordance with Lenders' adjusted shares of such commitments.

(g)          Effective as of the Waiver and Third Amendment Effective Date, Section 5.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

5.7          Dominion Account. The ledger balance in the main Dominion Account of each Borrower as of the end of a Business Day shall be applied to the applicable Obligations of such Borrower at the beginning of the next Business Day. Any resulting credit balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

(h)          Effective as of the Waiver and Third Amendment Effective Date, Section 8.1(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

8.1.	Borrowing Base Reports.

(b)         U.S. Borrowers. Every Business Day, by 10:00 a.m. (Pacific Standard Time) on each Business Day, U.S. Borrowers shall deliver to Agent a U.S. Borrowing Base Report as of the close of business of the previous day, and at such other times as Agent may request in its Permitted Discretion, provided that, after thirty (30) consecutive days during which the U.S. Availability is greater than $5,000,000, U.S. Borrowers shall deliver U.S. Borrowing Base Reports every week, on or prior to, the Tuesday of each week (or, if Tuesday is not a Business Day, the first Business Day thereafter), and at such other times as Agent may request in its Permitted Discretion. All information (including calculation of U.S. Availability and Global Availability) in a U.S. Borrowing Base Report shall be certified by U.S. Borrowers. Agent may from time to time in its Permitted Discretion adjust any such report (i) to reflect Agent’s reasonable estimate of declines in value of ABL Priority Collateral, due to collections received in the Dominion Account or otherwise; (ii) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting ABL Priority Collateral; and (iii)   to the extent any information or calculation does not comply with this Agreement.

(i)          Effective as of the Waiver and Third Amendment Effective Date, clauses (a)  and (d) of Section 8.2 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

8.2	Accounts.

(a)         Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Agent, on such periodic basis as Agent may request in its Permitted Discretion. Each Obligor shall also provide to Agent, on or before the 15th day of each calendar month, a detailed aged trial balance of all Accounts as of the end of the preceding calendar month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may request. If Accounts in an aggregate face amount of $500,000 or more cease to be Eligible Accounts, Obligors shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Obligor has knowledge thereof.

(d)        Maintenance of Dominion Account. Each Obligor shall maintain (i) all of its Deposit Accounts, including for the maintenance of operating, lockbox administration, funds transfer, information reporting services and other treasury management services, (other than Excluded Accounts) with Bank of America and its branches; provided, that the Canadian Obligors shall have 120 days after the Closing Date (or such longer period as Agent may determine in its sole discretion) to migrate its respective Deposit Accounts (other than Excluded Accounts) listed on Schedule 8.5 to Bank of America-Canada Branch; and (ii) each of its Dominion Accounts with Bank of America pursuant to lockbox or other arrangements reasonably acceptable to Agent. Each U.S. Obligor, and within 30 days after the Closing Date, each Canadian Obligor, shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and each Deposit Account bank, establishing Agent’s control over and Lien on the lockbox or Deposit Account, requiring immediate deposit of all remittances received in the lockbox or Deposit Account to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. Agent and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

(j) Effective as of the Waiver and Third Amendment Effective Date, Section 8.3(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

8.3	Inventory.

(a)         Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on or before the 15th day of each calendar month or more frequently, as requested by Agent in its Permitted Discretion. Each Obligor shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.

(k)           Effective as of the Waiver and Third Amendment Effective Date, Section 8.4(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

8.4	Equipment.

(a)         Records and Schedules of Equipment. Each Obligor shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, but not more frequently than once per calendar month or more frequently during the continuation of an Event of Default or a Reporting Trigger Period, a current schedule thereof, in form satisfactory to Agent in its Permitted Discretion. Promptly upon request, Obligors shall deliver to Agent evidence of their ownership or interests in any material Equipment.

(l)            Effective as of the Waiver and Third Amendment Effective Date, Section 10.1(a)(i) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

10.1	Affirmative Covenants.

(a)	Inspections; Appraisals.

(i)   Reimburse Agent for all reasonable charges, costs and expenses of Agent in connection with (A) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to two times per Loan Year (or, during any Collateral Trigger Period, such additional times as Agent deems appropriate); and (B) appraisals of Inventory up to two times per Loan Year (or, during any Collateral Trigger Period, such additional times as Agent deems appropriate); provided, however, that on and after January 1, 2020, each Obligor shall reimburse Agent for such charges, costs and expenses of Agent, up to one time per Loan Year for such examinations and up to one time per Loan Year for such appraisals (or, during any Collateral Trigger Period, such additional times as Agent deems appropriate); provided, however, that if an examination or appraisal is initiated during a Default or Event of Default (or as a result of a Collateral Trigger Period), all charges, costs and expenses therefor shall be reimbursed by Obligors without regard to such limits. Obligors agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired in a Permitted Acquisition or otherwise outside the Ordinary Course of Business until completion of applicable field examinations and appraisals (which shall not be included in the limits provided above) satisfactory to Agent.

(m)          Effective as of the Waiver and Third Amendment Effective Date, Section 10.1(b)(iii) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(iii)       concurrently with delivery of financial statements under clauses (i) and (ii) above, or more frequently if requested by Agent while a Financial Covenant Trigger Period is in effect, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(n)          Effective as of the Waiver and Third Amendment Effective Date, Section 10.1 of the Loan Agreement is hereby amended to add the following new clause (n):

(n)        Capital Infusion. By no later than August 24, 2018, Borrowers shall obtain the net proceeds of an equity infusion in an aggregate amount not less than $11,000,000 and by no later than August 29, 2018, Borrowers shall obtain the net proceeds of an equity infusion in an aggregate amount not less than $10,000,000, as set forth in Section 4(e) of the Waiver and Third Amendment, each of which equity infusions shall be on terms and conditions satisfactory to Agent.

(o)         Effective as of the Waiver and Third Amendment Effective Date, Section 10.2(h)(ii) of the Loan Agreement is hereby amended and restated to read in its entirety :

(h)	Restrictions on Payment of Certain Debt.

(ii)          Term Loan Obligations except (A) any such payments (other than voluntary prepayments, which are governed by clause (B) below) to the extent such payments are not prohibited from being paid pursuant to the terms of the Intercreditor Agreement and (B) voluntary prepayments on or after January 1, 2020, provided, that, (x) the Borrowers shall have delivered the financial statements as of, and for the fiscal year ending, December 31, 2019, in compliance with Section 10.1(b)(i), (y) the Fixed Charge Coverage Ratio of the Borrowers as of the last day of two consecutive fiscal quarters of the Borrowers beginning with the fiscal quarter ending on December 31, 2019 and prior to the voluntary prepayment shall have been not less than 1.10:1:00, and (z) the Specified Transaction Conditions are satisfied in connection therewith;

(p)          Effective as of the Waiver and Third Amendment Effective Date, Section 10.2 of the Loan Agreement is hereby amended to add the following new clauses (u) and (v):

(u)          Permit fees, costs and expenses incurred in connection with the business restructuring of the Obligors to exceed, in the aggregate, $4,750,000 for the period of July 1, 2018, through December 31, 2019.

(v)          Permit any of the Obligors to make payment with respect to fees, costs and expenses incurred in connection with the Private Placements.

(q)          Effective as of the Waiver and Third Amendment Effective Date, Section 10.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

10.3.              Financial Covenants. As long as any Revolver Commitments or Obligations are outstanding, Obligors shall:

(a)         commencing with the measurement date of July 31, 2018 and continuing until the earlier of (x) December 31, 2019 or (y) the date on which Borrowers request that the financial covenant under clause (b) be tested, maintain EBITDA measured monthly as of the last day of each month on a period to date basis commencing on July 1, 2018 for each measurement date occurring on or before June 30, 2019 and on a trailing 12-month basis thereafter, to be no less than the amounts set forth in the table below; and

Month Ending	Minimum EBITDA
July 31, 2018	-$	2,801,000
August 31, 2018	-$	3,580,000
September 30, 2018	-$	4,255,000
October 31, 2018	-$	4,107,000
November 30, 2018	-$	3,577,000
December 31, 2018	-$	3,157,000
January 31, 2019	-$	2,303,000
February 28, 2019	-$	1,627,000
March 31, 2019		$178,000
April 30, 2019		$1,341,000
May 31, 2019		$2,365,000
June 30, 2019		$3,194,000
July 31, 2019		$5,296,000
August 31, 2019		$6,952,000
September 30, 2019		$8,450,000
October 31, 2019		$9,497,000
November 30, 2019		$10,372,000
December 31, 2019		$11,135,000

(b)         commencing on the earlier of, and continuing for all measurement dates thereafter, (x) January 1, 2020 or (y) the measurement date on which Borrowers request that the financial covenant under this clause (b) be tested, maintain a Fixed Charge Coverage Ratio for each 12 month period ending on the date of measurement of at least 1.0 to 1.0.

(r)          Effective as of the Waiver and Third Amendment Effective Date, Section 11.1(c) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(c)         An Obligor breaches or fails to perform any covenant contained in Section 7.2, 7.3, 7.4, 8.1, 8.2(d), 8.2(e), 8.6(b), 10.1(a), 10.1(b) (other than clauses (vii), (viii) and (ix) therein), 10.1(m), 10.1(n), 10.2, 10.3 or 14.19, provided that as to 10.3, breaches thereunder are subject to an Equity Cure but which may not be exercised more than (i) three times in any trailing twelve month period; (ii) five times on and before the Revolver Termination Date; and (iii) two times during two consecutive calendar months, in each case, for all breaches of for all breaches of Section 10.3 in the aggregate;

SECTION 7.              Representations and Warranties. Each of the Obligors, jointly and severally, represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lenders and the Agent that:

(a)          this Waiver and Third Amendment and each other agreement to be executed and delivered in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Obligor which is a party hereto or thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the Waiver and Third Amendment Effective Date and the agreements and obligations of Obligors contained herein and therein constitute (or when executed and delivered, will constitute) legal, valid and binding obligations of Obligors enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(b)          neither the execution, delivery and performance of this Waiver and Third Amendment nor the consummation of any of the transactions contemplated hereby (i) are in contravention of any applicable law or any indenture, agreement or undertaking to which any Obligor is a party or by which any Obligor or its property is bound, or (ii) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of such Obligor;

(c)          no consent of any person or entity (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Waiver and Third Amendment;

(d)          as of the date hereof and after giving effect to this Waiver and Third Amendment, each of the representations and warranties of the Obligors set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date; and

(e)           no Default or Event of Default exists under the Loan Agreement or any of the other Loan Documents other than the Specified Defaults.

SECTION 8.              Acknowledgment and Reaffirmation

(a)          Acknowledgment of Debts. Each of the Obligors, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates that:

(i)           interest has accrued on the Obligations since May 18, 2018 at the Default Rate under the Loan Documents, is due and payable and shall be paid by the Obligors on the Waiver and Third Amendment Effective Date as a U.S. Base Rate Loan pursuant to Section 4.1(a)(ii) of the Loan Agreement.

(ii)          fees, late fees, reimbursable and indemnifiable amounts, and other amounts have accrued under each of the Loan Documents and shall continue to accrue and be payable pursuant to the Loan Documents;

(iii)         effective as of the Waiver and Third Amendment Effective Date, the Waiver and Third Amendment Fee shall be fully earned by the Lenders and shall be paid by the Obligors on the Waiver and Third Amendment Effective Date as a U.S. Base Rate Loan pursuant to Section 4.1(a)(ii) of the Loan Agreement.

(iv)         all of the Obligations, including, without limitation, the Obligations described in the foregoing clauses (i) through (iii), are (or, in the case of clause (iii), from and after the Waiver and Third Amendment Effective Date will be) unconditionally owing by the Obligors to the Lenders and the Agent without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)         Acknowledgment of Guaranties. Each of the Obligors, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates:

(i)           (x) to the validity, legality and enforceability of each of the guarantees of the Obligations set forth in the Loan Documents; (y) that the reaffirmation of each of the guarantees of the Obligations set forth in the Loan Documents is a material inducement to the Lenders and the Agent; and (z) that it has no defense to the enforcement of each of the guarantees of the Obligations set forth in the Loan Documents and its obligations under each such guarantee shall remain in full force and effect until all the Obligations have been paid in full;

(ii)          (x) to the validity, legality and enforceability of each of the Agent’s Liens on the assets and property of each of the Obligors pursuant to the Loan Documents;

(y) that the reaffirmation of each of the Agent’s Liens is a material inducement to the Lenders and the Agent; and (z) that it has no defense to the enforcement of each of the Agent’s Liens, and the Agent’s Liens shall remain in full force and effect until all the Obligations have been paid in full;

(iii)         that each Obligor hereby waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims, and causes of action of any kind or nature which he has asserted, or might assert, against any Lender, the Agent or any of their respective subsidiaries or affiliates, or any of the past, present or future officers, directors, contractors, employees, attorneys or agents of any Lender, the Agent or any such subsidiary or affiliate, which in any way relate to or arise out of the Obligations, the Agent’s Liens or any of the Loan Documents;

(iv)          that each Obligor consents to the execution and delivery of this Waiver and Third Amendment and agrees and acknowledges that the liability of each Obligor under each of the Loan Documents, and the existence, creation, perfection or enforceability of any of the Agent’s Liens, shall not be diminished in any way by the execution and delivery of this Waiver and Third Amendment or by the consummation of any of the transactions contemplated hereby or thereby;

(v)           that all notices required under the Loan Documents to be given by the Lenders or the Agent have been given by the Lenders or the Agent or validly waived, including, without limitation, all notices of default, and all rights and/or opportunities to cure related thereto have expired or lapsed;

(vi)          except as expressly set forth herein, neither any Lender nor the Agent has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents;

(vii)         no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Obligor, each Lender and the Agent;

(viii)        the execution and delivery of this Waiver and Third Amendment has not established any course of dealing between the parties hereto or created any obligation or agreement of any Lender or the Agent with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents; and

(ix)           neither any Lender nor the Agent is required to make any loan advance to any Obligor under the Loan Documents or otherwise, and any further loan advances made shall be made in the sole discretion of each such Lender and the Agent and subject to such conditions and the payment of such fees as each such Lender and the Agent requires in their sole discretion.

SECTION 9.              Ratification; Waiver of Defenses; Indemnity and Release.

(a)          Ratification. The Loan Documents remain in full force and effect and are hereby ratified and affirmed by each of the Obligors. Each of the Obligors, jointly and severally, (i) confirms and agrees that it is truly and justly indebted to the Lenders and the Agent in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Loan Documents.

(b)          Release.

(i)           Each of Obligors, jointly and severally, on behalf of itself and each of its Subsidiaries and affiliates, hereby waives, releases and discharges each Lender and the Agent, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each Lender and the Agent, from any and all claims, demands, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to the Loan Documents or any documents, agreements, dealings or other matters connected with the Loan Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 9 shall be effective on the Waiver and Third Amendment Effective Date regardless of whether any post-Waiver and Third Amendment Effective Date conditions to this Waiver and Third Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

(ii)          It is the intention of each Obligor that this Waiver and Third Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each Obligor, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Waiver and Third Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each Obligor on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(iii)         Each Obligor, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each Obligor, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

(iv)         Each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(v)          Each Obligor agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the release set forth above.

(vi)         The waivers, releases, and discharges in this Waiver and Third Amendment shall be effective on the Waiver and Third Amendment Effective Date regardless of whether any post-Waiver and Third Amendment Effective Date conditions to this Waiver and Third Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

(c)          Indemnity. In furtherance of its Obligations under Section 14.2 of the Loan Agreement, each of the Obligors, jointly and severally, agrees to further defend, protect, indemnify and hold harmless each Lender and the Agent and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable fees, costs and expenses of outside counsel) incurred by such Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the execution or performance or enforcement of this Waiver and Third Amendment, any other Loan Document or any other document executed in connection with the transactions contemplated by this Waiver and Third Amendment; or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto. This indemnity shall survive the repayment of the Obligations and the discharge of the liens granted under the Loan Documents.

(d)         No Waiver. This Waiver and Third Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a (other than as set forth in Section 3 or Section 6) waiver, modification or forbearance of, any term or condition of any of the Loan Documents or a waiver of any Default or Event of Default under any of the Loan Documents (including, without limitation, the Specified Defaults), whether or not known to a Lender or the Agent, or (ii) to prejudice any right or remedy which a Lender or the Agent may now have or have in the future under or in connection with the Loan Documents or any of the instruments or agreements referred to therein. Subject to the waiver in respect of the Specified Defaults set forth in Section 3 and the amendment set forth in Section 6, the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed.

(e)         Waiver of Defense. Each of Obligors expressly acknowledges the occurrence and continued existence of the Specified Defaults. The Obligors, jointly and severally, agree that each Lender and the Agent has no obligation (i) to grant the waiver contemplated by this Waiver and Third Amendment, (ii) to enter into discussions with the Obligors with regard to waiving the Specified Defaults, or (iii) to enter into any amendment or modification of the terms and provisions of any Loan Document, and any of the same shall be within the sole discretion of each Lender and the Agent. Each of the Obligors, jointly and severally, acknowledge and agree, as a condition of the Lenders and the Agent entering into this Waiver and Third Amendment, that it shall not raise any claim, cause of action or defense based upon any allegations of failure of any Lender or the Agent to do or agree to do any of the foregoing, or failure of any Lender or the Agent to negotiate in good faith to accomplish any of the same.

(f)          Waiver of Jury Trial Right and Other Matters. BORROWERS AND THE OTHER OBLIGORS EACH HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS WAIVER AND THIRD AMENDMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY LENDER PARTY ON WHICH BORROWERS OR ANY OTHER OBLIGOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER SUCH LENDER PARTY MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL, THE OTHER COLLATERAL OR ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY LENDER PARTY TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT BORROWERS OR ANY OTHER OBLIGOR MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE ANY LENDER PARTY TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL, OTHER COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWERS OR ANY OTHER OBLIGOR UNTIL TERMINATION OF THE AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWERS, AND BY ANY PERSON WHO PROVIDES FUNDS TO BORROWERS THAT ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING ANY OR ALL OF THE LENDER PARTIES FROM ANY LOSS OR DAMAGE ANY SUCH PARTY MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY SUCH LENDER PARTY FROM BORROWERS, OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 9 OF THIS WAIVER AND THIRD AMENDMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE HEREOF, AND BORROWERS AND THE OTHER OBLIGORS EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT’S AND THE OTHER LENDER PARTIES’ ENTERING INTO THIS WAIVER AND THIRD AMENDMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWERS AND THE OTHER OBLIGORS. BORROWERS AND THE OTHER OBLIGORS EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS WAIVER AND THIRD AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)         Alternative Dispute Resolution under California Law.

(i)           The reference provisions of this Section 9(g) will be applicable only if the jury trial waiver set forth in Section 9(f) hereof is declared invalid or unenforceable and the Agent determines in its sole discretion to proceed as set forth in this Section 9(g).

(ii)          Other than (I) nonjudicial foreclosure of security interests in real or personal property, (II) the appointment of a receiver, or (III) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), each controversy, dispute or claim (each, a “Disputed Claim”) between any or all of the parties hereto arising out of or relating to the Loan Documents, which Disputed Claim is not settled in writing within 30 days after the “Claim Date” (the date on which a party subject to the Loan Documents gives written notice to the other parties that a Disputed Claim exists), will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections (“CCP”), which shall constitute the exclusive remedy for the resolution of any Disputed Claim concerning the Loan Documents, including whether the Disputed Claim is subject to the reference proceeding. Except as set forth in this Section 9(g), the parties hereto waive the right to initiate legal proceedings against each other concerning such Disputed Claims. Venue for these reference proceedings will be in the courts of the State of California sitting in Los Angeles County or such other venue as the parties may agree (the “Court”).

(iii)         In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

SECTION 10.            No Novation; Reservation of Rights.

(a)          No Novation. This Waiver and Third Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, reinstatement, novation, or release of the Loan Documents or any of the Obligations. Neither this Waiver and Third Amendment nor any payments made or other actions taken pursuant to this Waiver and Third Amendment shall be deemed to cure any defaults under any of the Loan Documents, it being the intention of the parties hereto that all Obligations are and shall remain payable in accordance with the terms and conditions of the Loan Agreement and this Waiver and Third Amendment.

(b)          Reservation of Rights. Subject to Section 3 and Section 6, each Lender and the Agent reserves the right, in their sole discretion, to exercise any or all rights or remedies under the Loan Documents, applicable law and otherwise as a result of any Events of Default, other than the Specified Events of Default, arising under the Loan Documents that may be continuing on the Waiver and Third Amendment Effective Date or any Default or Event of Default arising under the Loan Documents that may occur after the Waiver and Third Amendment Effective Date, and neither any Lender nor the Agent has waived any of such rights or remedies and nothing in this Waiver and Third Amendment, and no delay on any Lender’s or the Agent’s part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies.

(c)           Notwithstanding anything to the contrary set forth herein (including, without limitation, the provisions of Section 3), nothing in this Waiver and Third Amendment shall prohibit, restrict or otherwise limit the right or ability of any Lender or the Agent to take any actions that a Lender or the Agent may take under the Loan Documents, at law, in equity or otherwise to preserve and protect any assets or properties of any Obligor that are subject to the Agent’s Liens or the interests (including the Agent’s Liens) of the Lenders and the Agent in any such assets or properties, including, without limiting the generality of the foregoing, (i) the filing of actions, or the defending of or intervention in actions (such as foreclosure proceedings) brought by any person or entity (including any Obligor), relating to any such assets or properties or the interests of the Lenders and the Agent therein, (ii) the sending of notices to any persons or entities concerning the existence of security interests or liens in favor of the Lenders and the Agent relating to any such assets or properties or (iii) the filing of financing statements, and the taking of any other required actions, to perfect or continue the perfection of the Agent’s Liens in such assets or properties.

(d)          The Obligors acknowledge and agree that it shall be an immediate Event of Default under the Loan Documents if (i) any Obligor fails to comply with, or otherwise breaches, any of the obligations or undertakings of such Obligor set forth in this Waiver and Third Amendment or (ii) any representation or warranty of any Obligor set forth herein fails to be true and correct in all respects.

SECTION 11.             Further Assurances. Each Obligor hereby agrees that each Obligor shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Lenders or the Agent may reasonably request to effectuate the purposes and terms of this Waiver and Third Amendment and each of the other Loan Documents, including, without limitation, any such instruments, assignments, conveyances or other documents as the Lenders or the Agent reasonably requests to perfect or continue the Agent’s Liens on any assets or properties of any Obligor.

SECTION 12.             Counterparts. This Waiver and Third Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver and Third Amendment by telecopier or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Waiver and Third Amendment.

SECTION 13.             Successors and Assigns. The provisions of this Waiver and Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 14.             Severability. If any provision of this Waiver and Third Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Waiver and Third Amendment in any jurisdiction.

SECTION 15.            Governing Law. THIS WAIVER AND THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY DISPUTE ARISING OUT OF OR CONCERNING THE TERMS OF THIS WAIVER AND THIRD AMENDMENT SHALL BE RESOLVED IN A COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK, USA, WHICH SHALL BE THE EXCLUSIVE FORUM FOR THE RESOLUTION OF ANY SUCH DISPUTE.

SECTION 16.             Expenses. The Obligors, joint and severally, agree to pay, or reimburse, the Agent for all expenses incurred in connection with the preparation and negotiation of this Waiver and Third Amendment and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the fees and expenses of counsel to the Agent.

SECTION 17.            Miscellaneous. The parties hereto shall, at any time and from time to time following the execution of this Waiver and Third Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Waiver and Third Amendment.

SECTION 18.             Headings. Section headings in this Waiver and Third Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Waiver and Third Amendment.

SECTION 19.             Entire Agreement. This Waiver and Third Amendment embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreement and understandings relating to the subject matter hereof. All prior statements, representations and warranties, if any, of any Lender or the Agent in respect of the subject matter hereof, and all prior drafts of this Waiver and Third Amendment, are totally superseded and merged into this Waiver and Third Amendment, which represents the final and sole agreement of the parties hereto with respect to the matters which are the subject hereof. Each of the Obligors hereby acknowledges and agrees that the execution and delivery of this Waiver and Third Amendment has not established any course of dealing between the parties hereto.

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IN WITNESS WHEREOF, this Waiver and Third Amendment has been executed and delivered as of the date set forth above.

OBLIGORS:	HYDROFARM HOLDINDS LLC,
a Delaware limited liability company

	By:	/s/ Peter Wardenburg
	Name:	Peter Wardenburg
	Title:	Manager

Address:	210 Shields Court
Markham, ON L3R 8V2 Canada
Attn:	Michael Serruya

HYDROFARM, LLC,
a California limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President and Chief Executive Officer

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

EHH Holdings, LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

SUNBLASTER LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

SIGNATURE PAGE TO WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

HYDROFARM CANADA, LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

GS DISTRIBUTION INC.,
a British Columbia corporation

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

SUNBLASTER Holdings ULC,
a British Columbia unlimited liability company

By:	/s/ Jeffrey Peterson
Name:	Jeffrey Peterson
Title:	Director

Address:	2249 S. McDowell Boulevard Petaluma, CA 94954
Attn:	Peter Wardenburg

EDDI’S WHOLESALE GARDEN SUPPLIES LTD.,
a British Columbia company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

SIGNATURE PAGE TO WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AGENT AND LENDERS:	BANK OF AMERICA, N.A., as
Agent and Lender

	By:	/s/ Matthew R. Van Steenhuyse
	Name:	Matthew R. Van Steenhuyse
	Title:	Senior Vice President

Address:
Bank of America, N.A.
333 S. Hope St, Suite 1900
Los Angeles, CA 90071
Attn: Matthew R. Van Steenhuyse
Facsimile: (877) 207-2581

BANK OF AMERICA, N.A. (acting through
its Canada Branch),
as Canadian Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

Address:
181 Bay Street, Suite 400
Toronto, ON, M5J 2V8
Attn: Sylwia Durkiewicz
Facsimile: (312) 453-4041

SCHEDULE I

Current Defaults

EXHIBIT A

Term Loan Waiver and Amendment No. 3